EZCORP Reports Second Quarter 2022 Results
PLO Up 39%; Revenue up 17%; Net Income up 179%
Board of Directors Authorizes a Three-Year $50 Million Share Repurchase Program
Austin, Texas (May 4, 2022) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its second quarter ended March 31, 2022.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP") and comparisons shown are to the same period in the prior year.
SECOND QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) was up 39%.
•Total revenue increased 17%, and net revenue increased 13%.
•Merchandise sales gross profit margin was at the high end of our stated range at 38%.
•Net income increased 179%.
•Diluted earnings per share of $0.20 were up significantly from $0.10. On an adjusted basis1, diluted earnings per share were $0.22, compared to $0.17 in the prior-year quarter.
•Return on earning assets (ROEA) remains strong at 175%.
CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Lachie Given stated, “We continue to execute on the plan we put in place at the end of fiscal 2020 and drove another quarter of successful results. We had a significant increase in net income, and PLO continues to grow strongly. PLO is at the highest level it has ever been at the end of the second quarter, and is now within 4% of pre-pandemic levels on a same store basis.
“Our Board of Directors has approved a new three-year share repurchase program for up to $50 million that enables us to return capital to shareholders by buying back shares at what we believe to be attractive valuations. This share repurchase program underscores our confidence in our balance sheet and strong cash flow generation. We believe our consistent and positive business momentum provides us with capacity to return cash to shareholders while continuing to innovate and grow the business.
“In the second quarter, we opened three de novo stores in Latin America, and after the end of the quarter, we acquired three stores in the Dallas, Texas area. We continue to look for opportunities to grow and diversify in new and established pawn markets.
“We have expanded our EZ+ Rewards program beyond the US and Mexico into Guatemala. We are now live in our three largest regions, with over 900,000 customers enrolled. We have also improved our online customer experience with live chat support. Our focus is on providing our customers with a unique and essential service by addressing their short-term cash needs, as well as an environmentally friendly retail experience. The nature of our business contributes to the circular economy, extending the useful life of items and reducing waste, and we are looking to further expand our customer base with programs focused on environmentally conscious consumers.
“Improving the experience for team members as well as our customers is the foundation for improving our financial results. Attracting and retaining talent is a high priority. We engage with team members at all levels to understand their goals, identify future leaders and make sure we are rewarding performance.
“People, Pawn and Passion is our operating theme, and our team is focused on improving efficiency, optimizing costs and providing the best experience for our customers. I am extremely proud of our team members, who have driven another successful quarter. We are committed to continuous improvement for all stakeholders: our team, our customers and our shareholders.”

CONSOLIDATED RESULTS

Three Months Ended March 31	As Reported		Adjusted[1]
in millions, except per share amounts	2022	2021	2022	2021

Total revenues	$216.0	$184.9	$216.3	$184.9
Net revenues	$128.9	$113.7	$129.1	$113.7
Income before tax	$20.1	$6.8	$22.3	$10.4
Net income	$14.9	$5.3	$16.6	$9.5
Diluted earnings per share	$0.20	$0.10	$0.22	$0.17
EBITDA (non-GAAP measure)	$29.8	$19.8	$32.1	$20.0
•Diluted earnings per share were $0.20 for the second quarter, up from $0.10. On an adjusted basis, diluted earnings per share were $0.22, up from $0.17.
•Income before taxes improved by 196% to $20.1 million, while adjusted EBITDA increased 61% to $32.1 million.
•PLO increased 39% to $173.6 million, up $48.4 million. On a same-store basis2, PLO increased 33% due to increased loan demand reflecting a recovery towards pre-COVID levels.
•Total revenues increased 17%, and net revenues increased 13%, reflecting improved pawn service charge (PSC) revenue and merchandise sales.
•PSC increased 21% due to an increase in the average PLO balance during the quarter.
•Merchandise sales gross profit margin was at the high end of our stated range at 38%, reflecting the commitment to improving the core business by decreasing aged general merchandise (less than 1% of total general merchandise inventory) and focusing on selling inventory in the first 90 days.
•Net inventory increased 39% reflecting a return towards normalized inventory levels. Inventory turnover remained strong at 2.9x for the quarter, down from 3.1x.
•Store expenses increased 6%, primarily due to increased store count. On a same-store basis, store expenses were flat.
•General and administrative expenses decreased 11%, primarily due to the reversal of incentive compensation for the departing CEO.
•Cash and cash equivalents at the end of the quarter was $255.0 million, down 24% year-over-year. The decrease is primarily due to the increase in PLO and inventory, strategic investments and the acquisition of new stores.
SEGMENT RESULTS
U.S. Pawn
•PLO continued to increase, ending the quarter at $133.5 million, up 40% (39% on a same store basis).
•Total revenue was up 10% and net revenues increased 10%, reflecting increasing PSC and higher sales.
•PSC increased 19% as a result of higher average PLO.
•Merchandise sales gross profit gross margins decreased to 41% from 45% as expected. Aged general merchandise inventory improved to 0.4% from 1.6% of total merchandise inventory.
•Net inventory increased 34%. Inventory turnover decreased to 2.6x from 2.9x due to increased inventory levels in the current quarter and stimulus impacts in the prior year.
•Store expenses increased 1% primarily due to increased store count.
•Segment contribution increased 31% to $33.8 million.

Latin America Pawn
•PLO improved to $40.1 million or 34% (31% on constant currency basis). On a same store basis, PLO increased 15% (13% on a constant currency basis).
•Total revenue was up 42% (43% on a constant currency basis), while net revenues increased 30% (31% on a constant currency basis).
•PSC increased to $17.9 million or 29% (30% on a constant currency basis) as a result of higher average PLO for the quarter.
•Merchandise sales gross profit margins decreased from 35% to 29%, reflecting a return to more normalized margins.
•Net inventory increased 62% (58% on a constant currency basis). Inventory turnover remains strong at 3.8x, down from 4.0x.
•Store expenses increased 22% (22% on a constant currency basis) primarily due to growth in year-over-year store count. Same-store expenses decreased 1% (1% on a constant currency basis).
•Segment contribution increased to $4.8 million or 85% (88% on a constant currency basis), compared to $2.6 million.
•Segment store count increased by three de novo stores opened during the quarter.
SHARE REPURCHASE PROGRAM
The Board of Directors has approved a new share repurchase program, which will replace the previous program that was suspended in March 2020 at the onset of the COVID-19 pandemic. Under the new program, the Company is authorized to repurchase up to $50 million of our Class A Non-Voting common shares over the next three years. This decision reflects the strength of our balance sheet and the successful recovery from the adverse impacts of the pandemic, as well as the Board’s confidence in our continued ability to generate significant cash flows and our commitment to driving long-term shareholder value through efficient capital deployment. Execution of the program will be responsive to fluctuating market conditions and valuations, liquidity needs and the expected return on investment compared to other opportunities.
Under the stock repurchase program, the Company may purchase Class A Non-Voting common stock from time to time at management’s discretion in accordance with applicable securities laws, including through open market transactions, block or privately negotiated transactions, or any combination thereof. In addition, the Company may purchase shares pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934.
The amount and timing of purchases will be dependent on a variety of factors, including stock price, trading volume, general market conditions, legal and regulatory requirements, general business conditions, the level of cash flows, and corporate considerations determined by management and the Board, such as liquidity and capital needs and the availability of attractive alternative investment opportunities. The Board of Directors has reserved the right to modify, suspend or terminate the program at any time.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 5, 2022, at 7:00 am Central Time to discuss Second Quarter Fiscal 2022 results. Analysts and institutional investors may participate on the conference call by dialing (833) 579-0921, Conference ID: 5093419, or internationally by dialing (778) 560-2579. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and pre-owned and recycled merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.

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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

Note: Percentages are calculated from the underlying numbers in millions and, as a result, may not agree to the percentages calculated from numbers in thousands.
1”Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. “Free cash flow,” which is a non-GAAP measure, includes certain adjustments to cash flow from operating activities. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2”Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues:
Merchandise sales	$133,556	$115,225	$271,276	$223,008
Jewelry scrapping sales	5,690	6,075	12,634	12,834
Pawn service charges	76,683	63,436	152,708	126,925
Other revenues, net	53	203	358	307
Total revenues	215,982	184,939	436,976	363,074
Merchandise cost of goods sold	82,246	65,790	165,357	130,333
Jewelry scrapping cost of goods sold	4,808	5,401	10,580	10,603
Net revenues	128,928	113,748	261,039	222,138
Operating expenses:
Store expenses	85,743	81,149	172,514	160,458
General and administrative	12,227	13,771	27,772	26,281
Depreciation and amortization	7,450	8,089	15,024	15,661
(Gain) loss on sale or disposal of assets and other	(697)	112	(692)	90
Total operating expenses	104,723	103,121	214,618	202,490
Operating income	24,205	10,627	46,421	19,648
Interest expense	2,527	5,518	4,958	10,973
Interest income	(255)	(585)	(559)	(1,406)
Equity in net loss (income) of unconsolidated affiliates	1,439	(1,250)	301	(1,766)
Other expense (income)	371	145	251	(454)
Income before income taxes	20,123	6,799	41,470	12,301
Income tax expense	5,236	1,469	10,862	2,672
Net income	$14,887	$5,330	$30,608	$9,629

Basic earnings per share	$0.26	$0.10	$0.54	$0.17
Diluted earnings per share	$0.20	$0.10	$0.42	$0.17

Weighted-average basic shares outstanding	56,561	55,661	56,370	55,509
Weighted-average diluted shares outstanding	82,407	55,665	82,270	55,511

EZCORP, Inc.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	March 31, 2022	March 31, 2021	September 30, 2021

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$254,964	$335,638	$253,667
Restricted cash	8,713	8,006	9,957
Pawn loans	173,618	125,268	175,901
Pawn service charges receivable, net	28,319	20,842	29,337
Inventory, net	119,890	86,214	110,989
Prepaid expenses and other current assets	27,267	30,676	31,010
Total current assets	612,771	606,644	610,861
Investments in unconsolidated affiliates	42,002	34,961	37,724
Other investments	18,000	—	—
Property and equipment, net	50,874	51,836	53,811
Right-of-use asset, net	204,343	170,479	200,990
Goodwill	286,214	258,199	285,758
Intangible assets, net	62,145	58,125	62,104
Notes receivable, net	1,198	1,164	1,181
Deferred tax asset, net	15,908	9,693	9,746
Other assets	6,541	5,152	4,736
Total assets	$1,299,996	$1,196,253	$1,266,911

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$69,695	$69,019	$90,268
Customer layaway deposits	15,046	11,401	12,557
Lease liability	52,446	41,060	52,263
Total current liabilities	137,187	121,480	155,088
Long-term debt, net	312,168	257,143	264,186
Deferred tax liability, net	179	167	3,684
Lease liability	163,506	138,622	161,330
Other long-term liabilities	11,940	9,597	10,385
Total liabilities	624,980	527,009	594,673
Commitments and Contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 53,685,333 as of March 31, 2022; 52,873,568 as of March 31, 2021; and 53,086,438 as of September 30, 2021	537	528	530
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	341,913	399,439	403,312
Retained earnings	384,246	327,798	326,781
Accumulated other comprehensive loss	(51,710)	(58,551)	(58,415)
Total stockholders' equity	675,016	669,244	672,238
Total liabilities and stockholders' equity	$1,299,996	$1,196,253	$1,266,911

EZCORP, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
(in thousands)	2022	2021

Operating activities:
Net income	$30,608	$9,629
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	15,024	15,661
Amortization of debt discount and deferred financing costs	698	6,754
Amortization of lease right-of-use asset	25,746	23,835
Deferred income taxes	212	(1,119)
Other adjustments	(708)	(250)
Provision for inventory reserve	(1,780)	(5,265)
Stock compensation expense	2,158	1,618
Equity in net loss (income) of unconsolidated affiliates	301	(1,766)
Changes in operating assets and liabilities:
Service charges and fees receivable	687	(106)
Inventory	(2,779)	6,481
Prepaid expenses, other current assets and other assets	88	3,874
Accounts payable, accrued expenses and other liabilities	(50,258)	(43,436)
Customer layaway deposits	2,342	238
Income taxes	6,576	2,573
Dividends from unconsolidated affiliates	1,660	—
Net cash provided by operating activities	30,575	18,721
Investing activities:
Loans made	(329,459)	(269,468)
Loans repaid	199,836	177,888
Recovery of pawn loan principal through sale of forfeited collateral	129,311	109,019
Capital expenditures, net	(10,498)	(8,359)
Issuance of note receivable	(1,000)	—
Investment in unconsolidated affiliates	(3,577)	—
Investment in other investments	(16,500)	—
Net cash (used in) provided by investing activities	(31,887)	9,080
Financing activities:
Taxes paid related to net share settlement of equity awards	(792)	(839)
Payments on assumed debt and other borrowings	—	(871)
Net cash used in financing activities	(792)	(1,710)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	2,157	5,000
Net increase in cash, cash equivalents and restricted cash	53	31,091
Cash, cash equivalents and restricted cash at beginning of period	263,624	312,553
Cash, cash equivalents and restricted cash at end of period	$263,677	$343,644

Supplemental disclosure of cash flow information
Cash and cash equivalents	$254,964	$335,638
Restricted cash	8,713	8,006
Total cash and cash equivalents and restricted cash	$263,677	$343,644

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$134,562	$99,285
Transfer of consideration for other investment	1,500	—

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)

	Three Months Ended March 31, 2022
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$100,064	$33,492	$—	$133,556	$—	$133,556
Jewelry scrapping sales	3,480	2,210	—	5,690	—	5,690
Pawn service charges	58,772	17,911	—	76,683	—	76,683
Other revenues	24	—	29	53	—	53
Total revenues	162,340	53,613	29	215,982	—	215,982
Merchandise cost of goods sold	58,613	23,633	—	82,246	—	82,246
Jewelry scrapping cost of goods sold	2,798	2,010	—	4,808	—	4,808
Net revenues	100,929	27,970	29	128,928	—	128,928
Segment and corporate expenses (income):
Store expenses	64,492	21,251	—	85,743	—	85,743
General and administrative	—	—	—	—	12,227	12,227
Depreciation and amortization	2,625	1,891	—	4,516	2,934	7,450
Gain on sale or disposal of assets and other	—	(9)	—	(9)	(688)	(697)
Interest expense	—	—	—	—	2,527	2,527
Interest income	—	(255)	—	(255)	—	(255)
Equity in net loss of unconsolidated affiliates	—	—	1,439	1,439	—	1,439
Other expense	—	334	8	342	29	371
Segment contribution (loss)	$33,812	$4,758	$(1,418)	$37,152
Income (loss) before income taxes				$37,152	$(17,029)	$20,123

	Three Months Ended March 31, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$93,827	$21,398	$—	$115,225	$—	$115,225
Jewelry scrapping sales	3,581	2,494	—	6,075	—	6,075
Pawn service charges	49,577	13,859	—	63,436	—	63,436
Other revenues	29	—	174	203	—	203
Total revenues	147,014	37,751	174	184,939	—	184,939
Merchandise cost of goods sold	51,812	13,978	—	65,790	—	65,790
Jewelry scrapping cost of goods sold	3,149	2,252	—	5,401	—	5,401
Net revenues	92,053	21,521	174	113,748	—	113,748
Segment and corporate expenses (income):
Store expenses	63,657	17,492	—	81,149	—	81,149
General and administrative	—	—	—	—	13,771	13,771
Depreciation and amortization	2,636	1,793	—	4,429	3,660	8,089
Loss on sale or disposal of assets and other	—	101	—	101	11	112
Interest expense	—	—	—	—	5,518	5,518
Interest income	—	(571)	—	(571)	(14)	(585)
Equity in net income of unconsolidated affiliates	—	—	(1,250)	(1,250)	—	(1,250)
Other expense	—	85	9	94	51	145
Segment contribution	$25,760	$2,621	$1,415	$29,796
Income (loss) before income taxes				$29,796	$(22,997)	$6,799

	Six Months Ended March 31, 2022
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$202,142	$69,134	$—	$271,276	$—	$271,276
Jewelry scrapping sales	8,460	4,174	—	12,634	—	12,634
Pawn service charges	115,329	37,379	—	152,708	—	152,708
Other revenues	46	240	72	358	—	358
Total revenues	325,977	110,927	72	436,976	—	436,976
Merchandise cost of goods sold	116,445	48,912	—	165,357	—	165,357
Jewelry scrapping cost of goods sold	6,773	3,807	—	10,580	—	10,580
Net revenues	202,759	58,208	72	261,039	—	261,039
Segment and corporate expenses (income):
Store expenses	129,181	43,333	—	172,514	—	172,514
General and administrative	—	—	—	—	27,772	27,772
Depreciation and amortization	5,295	3,871	—	9,166	5,858	15,024
Gain on sale or disposal of assets and other	—	(4)	—	(4)	(688)	(692)
Interest expense	—	—	—	—	4,958	4,958
Interest income	—	(437)	—	(437)	(122)	(559)
Equity in net loss of unconsolidated affiliates	—	—	301	301	—	301
Other expense (income)	—	200	(4)	196	55	251
Segment contribution (loss)	$68,283	$11,245	$(225)	$79,303
Income (loss) before income taxes				$79,303	$(37,833)	$41,470

	Six Months Ended March 31, 2021
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$176,080	$46,928	$—	$223,008	$—	$223,008
Jewelry scrapping sales	7,585	5,249	—	12,834	—	12,834
Pawn service charges	99,797	27,128	—	126,925	—	126,925
Other revenues	51	7	249	307	—	307
Total revenues	283,513	79,312	249	363,074	—	363,074
Merchandise cost of goods sold	99,871	30,462	—	130,333	—	130,333
Jewelry scrapping cost of goods sold	5,993	4,610	—	10,603	—	10,603
Other cost of revenues	—	—		—	—	—
Net revenues	177,649	44,240	249	222,138	—	222,138
Segment and corporate expenses (income):
Store expenses	125,749	34,709	—	160,458	—	160,458
General and administrative	—	—	—	—	26,281	26,281
Depreciation and amortization	5,372	3,653	—	9,025	6,636	15,661
Loss on sale or disposal of assets and other	27	—	—	27	63	90
Interest expense	—	—	—	—	10,973	10,973
Interest income	—	(1,335)	—	(1,335)	(71)	(1,406)
Equity in net income of unconsolidated affiliates	—	—	(1,766)	(1,766)	—	(1,766)
Other (income) expense	—	(370)	(201)	(571)	117	(454)
Segment contribution	$46,501	$7,583	$2,216	$56,300
Income (loss) before income taxes				$56,300	$(43,999)	$12,301

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2021	516	633	1,149
New locations opened	—	3	3
As of March 31, 2022	516	636	1,152

	Three Months Ended March 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2020	505	500	1,005
New locations opened	—	6	6
As of March 31, 2021	505	506	1,011

	Six Months Ended March 31, 2022
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2021	516	632	1,148
New locations opened	—	4	4
As of March 31, 2022	516	636	1,152

	Six Months Ended March 31, 2021
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2020	505	500	1,005
New locations opened	—	6	6
As of March 31, 2021	505	506	1,011

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency ("constant currency") and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2022 and 2021 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021	2021	2020

Mexican peso	19.9	20.5	20.5	20.3	20.6	20.4
Guatemalan quetzal	7.5	7.6	7.5	7.6	7.5	7.6
Honduran lempira	24.1	23.7	24.2	23.8	24.0	23.9
Peruvian sol	3.7	3.7	3.8	3.6	3.9	3.6
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions)	2022	2021

Net income	$14.9	$5.3
Interest expense	2.5	5.5
Interest income	(0.3)	(0.6)
Income tax expense	5.2	1.5
Depreciation and amortization	7.5	8.1
EBITDA	$29.8	$19.8

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2022 Q2 Reported	$216.0	$128.9	$20.1	$5.2	$14.9	$0.20	$29.8
CCV Adjustment	—	—	2.1	0.1	2.0	0.02	2.1
FX impact	—	—	0.1	0.1	—	—	0.1
Constant currency impact	0.3	0.2	—	0.3	(0.3)	—	0.1
2022 Q2 Adjusted	$216.3	$129.1	$22.3	$5.7	$16.6	$0.22	$32.1

	Total Revenues	Net Revenues	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2021 Q2 Reported	$184.9	$113.7	$6.8	$1.5	$5.3	$0.10	$19.8
Acquisition expenses	—	—	0.2	—	0.2	—	0.2
Non cash interest	—	—	3.4	0.8	2.6	0.05	—
Non-recurring tax expense	—	—	—	(1.3)	1.4	0.02	—
2021 Q2 Adjusted	$184.9	$113.7	$10.4	$1.0	$9.5	$0.17	$20.0

	Three Months Ended March 31, 2022		Six Months Ended March 31, 2022
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenue	$216.0	17%	$437.0	20%
Currency exchange rate fluctuations	0.3		0.8
Constant currency consolidated revenue	$216.3	17%	$437.8	21%

Consolidated net revenue	$128.9	13%	$261.0	18%
Currency exchange rate fluctuations	0.1		0.3
Constant currency consolidated net revenue	$129.0	14%	$261.3	18%

Consolidated net inventory	$119.9	39%	$119.9	39%
Currency exchange rate fluctuations	(0.7)		(0.7)
Constant currency consolidated net inventory	$119.2	38%	$109.2	38%

Latin America Pawn net revenue	$28.0	30%	$58.2	32%
Currency exchange rate fluctuations	0.1		0.3
Constant currency Latin America Pawn net revenue	$28.1	31%	$58.5	32%

Latin America Pawn PLO	$40.1	34%	$40.1	34%
Currency exchange rate fluctuations	(0.9)		(0.9)
Constant currency Latin America Pawn PLO	$39.2	31%	$39.2	31%

Latin America Pawn PSC revenues	$17.9	29%	$37.4	38%
Currency exchange rate fluctuations	0.1		0.2
Constant currency Latin America Pawn PSC revenues	$18.0	29%	$37.6	38%

Latin America Pawn merchandise sales	$33.5	57%	$69.1	47%
Currency exchange rate fluctuations	0.2		0.6
Constant currency Latin America Pawn merchandise sales	$33.7	57%	$69.7	49%

Latin America Pawn segment profit before tax	$4.8	85%	$11.2	48%
Currency exchange rate fluctuations	—		—
Constant currency Latin America Pawn segment profit before tax	$4.8	85%	$11.2	48%